UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Event: August 6, 2008

DNA SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-152679	98-0557273
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 2213-14, 22nd Floor, Jardine House, 1 Connaught Place, Central, Hong Kong
(Address of principal executive offices)

Registrant’s telephone number, including area code: 852-2802 8663

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02

Appointment of Principal Officer

On August 6, 2008, DNA Systems, Inc., a Nevada corporation (the “Company”), through a resolution of the Board of Directors, removed Wilson Kin Cheung as the Secretary of the Company and appointed Vivian Wing Yee Poon as the Secretary of the Company.  Ms. Poon does not have employment agreement with the Company.

In addition to serving as the Secretary of the Company, Ms. Vivian Wing Yee Poon has been the Chief Executive Officer of the Company since October 2007. She is responsible for the general administrative work and management of the Company. Ms. Poon has been working in Easterly Financial Investment Limited, a Hong Kong corporation, which provides financial advisory services in the Asia Pacific region since January 2007. From August 2005 to October 2006, Ms. Poon worked as a Department Officer in Hospital Authority. Ms. Poon is currently the Secretary of two other reporting companies under the Securities Exchange Act of 1934: i) since February 2008, she has been the Secretary of China Multimedia, Inc., a Nevada corporation established to provide web design solutions and introduce potential business opportunities to business partners; and ii) since April 2008, she has been the Secretary of Market Data Consultants, Inc. a Delaware corporation which is in business of reselling a market data management software products. Her responsibilities are to oversee the general and administrative tasks. Ms. Poon graduated from the University of Hong Kong with a Bachelor Degree in Science in 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DNA SYSTEMS, INC.

Date: August 6, 2008	By: /s/ Wilson Kin Cheung Wilson Kin Cheung, President and Director